CH ENERGY GROUP, INC.
Computation of Ratio of Earnings to Fixed Charges              EXHIBIT (12) (i)

                                                                              2006                             2005
                                                              -----------------------------------    -----------------------
                                                              3 Months     9 Months     12 Months    3 Months     9 Months
                                                                Ended        Ended        Ended        Ended        Ended
                                                               Sept 30      Sept 30      Sept 30      Sept 30      Sept 30
                                                              ---------    ---------    ---------    ---------    ---------
     Earnings: ($000)
A.       Net Income from Continuing Operations                $  10,970    $  33,338    $  45,010    $   5,746    $  32,619
B.      Preferred Stock Dividends                             $     242    $     727    $     970    $     242    $     727
C.       Federal and State Income Tax                             4,392       19,250       27,081        2,364       17,988
   Less Income from Equity Investments                              327        1,273        2,260            5          497
   Plus Cash Distribution from Equity Investments                   734          774        2,296          157          311
                                                              ---------    ---------    ---------    ---------    ---------
D.   Earnings before Income Taxes and Equity Inv              $  16,011    $  52,816    $  73,097    $   8,504    $  51,148
                                                              =========    =========    =========    =========    =========
E    Fixed Charges
          Interest on Mortgage Bonds                                  0            0            0            0            0
          Interest on Other Long-Term  Debt                       4,115       12,139       15,778        3,421       10,187
          Other Interest                                          1,105        2,848        3,674          795        1,751
          Interest Portion of Rents (2)                             271          798        1,058          250          796
          Amortization of Premium & Expense on Debt                 245          735          985          263          793
          Preferred Stock Dividends Requirements
               of Central Hudson                                    332        1,074        1,467          330        1,064
                                                              ---------    ---------    ---------    ---------    ---------
                     Total Fixed Charges                      $   6,068    $  17,594    $  22,962    $   5,059    $  14,591
                                                              =========    =========    =========    =========    =========
   Less Preferred Stock Dividends Requirements
            of Central Hudson                                       332        1,074        1,467          330        1,064
F    Total Earnings                                           $  21,747    $  69,336    $  94,592    $  13,233    $  64,675
                                                              =========    =========    =========    =========    =========

     Preferred Dividend Requirements:
G.       Allowance for Preferred Stock Dividends
               Under IRC Sec 247                              $     242    $     727    $     970    $     242    $     727
H.       Less Allowable Dividend Deduction                          (32)         (96)        (127)         (32)         (96)
                                                              ---------    ---------    ---------    ---------    ---------
I.       Net Subject to Gross-up                                    210          631          843          210          631
J.       Ratio of Earnings before Income
              Taxes and Equity Inv. to Net Income (D/(A+B))       1.428        1.550        1.590        1.420        1.534
                                                              ---------    ---------    ---------    ---------    ---------
K.       Preferred Dividend (Pre-tax) (I x J)                       300          978        1,340          298          968
L.       Plus Allowable Dividend Deduction                           32           96          127           32           96
                                                              ---------    ---------    ---------    ---------    ---------
M.       Preferred Dividend Factor                                  332        1,074        1,467          330        1,064
                                                              =========    =========    =========    =========    =========

N.       Ratio of Earnings to Fixed Charges (F/E)                   3.6          3.9          4.1          2.6          4.4
                                                              =========    =========    =========    =========    =========

                                                                                  Year Ended December 31,
                                                              ----------------------------------------------------------------


                                                                 2005         2004         2003            2002         2001
                                                              ---------    ---------    ---------       ---------    ---------
     Earnings: ($000)
A.       Net Income from Continuing Operations                $  44,291    $  42,423    $  43,985       $  36,453    $  50,835
B.      Preferred Stock Dividends                             $     970    $     970    $   1,387       $   2,161    $   3,230
C.       Federal and State Income Tax                            25,819       31,256       30,435          22,294       (3,338)
   Less Income from Equity Investments                            1,484          922          865             749        1,922
   Plus Cash Distribution from Equity Investments                 1,833        1,776        1,249             959        3,934
                                                              ---------    ---------    ---------       ---------    ---------
D.   Earnings before Income Taxes and Equity Inv              $  71,429    $  75,503    $  76,191       $  61,118    $  52,739
                                                              =========    =========    =========       =========    =========
E    Fixed Charges
          Interest on Mortgage Bonds                                  0            0          570           2,136        5,211
          Interest on Other Long-Term  Debt                      13,826       11,488       10,699           9,819       10,446
          Other Interest                                          2,577        5,517        9,828(1)       11,659       12,837
          Interest Portion of Rents (2)                           1,077        1,192        1,040             749          801
          Amortization of Premium & Expense on Debt               1,043        1,066        1,159           1,249        1,350
          Preferred Stock Dividends Requirements
               of Central Hudson                                  1,457        1,594        2,243           3,346        3,154
                                                              ---------    ---------    ---------       ---------    ---------
                     Total Fixed Charges                      $  19,980    $  20,857    $  25,539       $  28,958    $  33,799
                                                              =========    =========    =========       =========    =========
   Less Preferred Stock Dividends Requirements
            of Central Hudson                                     1,457        1,594        2,243           3,346        3,154
F    Total Earnings                                           $  89,952    $  94,766    $  99,487       $  86,730    $  83,384
                                                              =========    =========    =========       =========    =========

     Preferred Dividend Requirements:
G.       Allowance for Preferred Stock Dividends
               Under IRC Sec 247                              $     970    $     970    $   1,387(1)    $   2,161    $   3,230
H.       Less Allowable Dividend Deduction                         (127)        (127)        (127)           (127)        (127)
                                                              ---------    ---------    ---------       ---------    ---------
I.       Net Subject to Gross-up                                    843          843        1,260           2,034        3,103
J.       Ratio of Earnings before Income
              Taxes and Equity Inv. to Net Income (D/(A+B))       1.578        1.740        1.679           1.583        0.975
                                                              ---------    ---------    ---------       ---------    ---------
K.       Preferred Dividend (Pre-tax) (I x J)                     1,330        1,467        2,116           3,219        3,027
L.       Plus Allowable Dividend Deduction                          127          127          127             127          127
                                                              ---------    ---------    ---------       ---------    ---------
M.       Preferred Dividend Factor                                1,457        1,594        2,243           3,346        3,154
                                                              =========    =========    =========       =========    =========

N.       Ratio of Earnings to Fixed Charges (F/E)                   4.5          4.5          3.9             3.0          2.5
                                                              =========    =========    =========       =========    =========

(1) Reflects SFAS No. 150, titled Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, reclassification of $208,750 in preferred stock dividends to interest expense for the quarter ended September 30, 2003.

(2) The percentage of rent included in the fixed charges calculation is a reasonable approximation of the interest factor.

CENTRAL HUDSON GAS & ELECTRIC CORPORATION
Computation of Ratio of Earnings to Fixed Charges           Exhibit (12) (i) (i)
 and Ratio of Earnings to Fixed Charges and Preferred Dividends

                                                                             2006                            2005
                                                              -----------------------------------    ----------------------
                                                              3 Months     9 Months     12 Months    3 Months     9 Months
                                                                Ended        Ended        Ended        Ended        Ended
                                                               Sept 30      Sept 30      Sept 30      Sept 30      Sept 30
                                                              ---------    ---------    ---------    ---------    ---------
   Earnings: ($000)
A.     Net Income                                             $  10,773    $  27,951    $  35,598    $   6,885    $  27,988
B.     Federal & State Income Tax                                 5,534       18,090       23,275        4,484       18,751
                                                              ---------    ---------    ---------    ---------    ---------
C.     Earnings before Income Taxes                           $  16,307    $  46,041    $  58,873    $  11,369    $  46,739
                                                              =========    =========    =========    =========    =========
D.     Fixed Charges
            Interest on Mortgage Bonds                                0            0            0            0            0
            Interest on Other Long-Term Debt                      4,115       12,139       15,778        3,421       10,187
            Other Interest                                        1,105        2,848        3,673          794        1,752
            Interest Portion of Rents  (2)                          192          584          798          192          621
            Amortization of Premium & Expense on Debt               245          735          986          264          792
                                                              ---------    ---------    ---------    ---------    ---------
               Total Fixed Charges                            $   5,657    $  16,306    $  21,235    $   4,671    $  13,352
                                                              =========    =========    =========    =========    =========

E.     Total Earnings                                         $  21,964    $  62,347    $  80,108    $  16,040    $  60,091
                                                              =========    =========    =========    =========    =========
   Preferred Dividend Requirements:
F.     Allowance for Preferred Stock Dividends
            Under IRC Sec 247                                 $     242    $     727    $     970    $     242    $     727
G.     Less Allowable Dividend Deduction                            (32)         (96)        (127)         (32)         (96)
                                                              ---------    ---------    ---------    ---------    ---------
H.     Net Subject to Gross-up                                      210          631          843          210          631
I.     Ratio of Earnings before Income
            Taxes to Net Income (C/A)                             1.514        1.647        1.654        1.651        1.670
                                                              ---------    ---------    ---------    ---------    ---------
J.     Pref. Dividend (Pre-tax) (H x I)                             318        1,039        1,394          347        1,054
K.     Plus Allowable Dividend Deduction                             32           96          127           32           96
                                                              ---------    ---------    ---------    ---------    ---------
L.     Preferred Dividend Factor                                    350        1,135        1,521          379        1,150
M.     Fixed Charges (D)                                          5,657       16,306       21,235        4,671       13,352
                                                              ---------    ---------    ---------    ---------    ---------
N.     Total Fixed Charges and Preferred Dividends            $   6,007    $  17,441    $  22,756    $   5,050    $  14,502
                                                              =========    =========    =========    =========    =========

O.     Ratio of Earnings to Fixed Charges (E/D)                     3.9          3.8          3.8          3.4          4.5
                                                              =========    =========    =========    =========    =========
P.     Ratio of Earnings to Fixed Charges and
       Preferred Dividends (E/N)                                    3.7          3.6          3.5          3.2          4.1
                                                              =========    =========    =========    =========    =========


                                                                                  Year Ended December 31,
                                                              ----------------------------------------------------------------


                                                                 2005         2004         2003            2002         2001
                                                              ---------    ---------    ---------       ---------    ---------
   Earnings: ($000)
A.     Net Income                                             $  35,635    $  38,648    $  38,875       $  32,524    $  44,178
B.     Federal & State Income Tax                                23,936       28,426       26,981          21,690       (7,637)
                                                              ---------    ---------    ---------       ---------    ---------
C.     Earnings before Income Taxes                           $  59,571    $  67,074    $  65,856       $  54,214    $  36,541
                                                              =========    =========    =========       =========    =========
D.     Fixed Charges
            Interest on Mortgage Bonds                                0            0          570           2,136        5,211
            Interest on Other Long-Term Debt                     13,826       11,488       10,699           9,819       10,446
            Other Interest                                        2,577        5,517        9,828(1)       11,772       11,820
            Interest Portion of Rents  (2)                          835          954          768             749          801
            Amortization of Premium & Expense on Debt             1,043        1,066        1,159           1,249        1,350
                                                              ---------    ---------    ---------       ---------    ---------
               Total Fixed Charges                            $  18,281    $  19,025    $  23,024       $  25,725    $  29,628
                                                              =========    =========    =========       =========    =========

E.     Total Earnings                                         $  77,852    $  86,099    $  88,880       $  79,939    $  66,169
                                                              =========    =========    =========       =========    =========

   Preferred Dividend Requirements:
F.     Allowance for Preferred Stock Dividends
            Under IRC Sec 247                                 $     970    $     970    $   1,387(1)    $   2,161    $   3,230
G.     Less Allowable Dividend Deduction                           (127)        (127)        (127)           (127)        (127)
                                                              ---------    ---------    ---------       ---------    ---------
H.     Net Subject to Gross-up                                      843          843        1,260           2,034        3,103
I.     Ratio of Earnings before Income
            Taxes to Net Income (C/A)                             1.672        1.736        1.694           1.667        0.827
                                                              ---------    ---------    ---------       ---------    ---------
J.     Pref. Dividend (Pre-tax) (H x I)                           1,409        1,463        2,134           3,391        2,566
K.     Plus Allowable Dividend Deduction                            127          127          127             127          127
                                                              ---------    ---------    ---------       ---------    ---------
L.     Preferred Dividend Factor                                  1,536        1,590        2,261           3,518        2,693
M.     Fixed Charges (D)                                         18,281       19,025       23,024          25,725       29,628
                                                              ---------    ---------    ---------       ---------    ---------
N.     Total Fixed Charges and Preferred Dividends            $  19,817    $  20,615    $  25,285       $  29,243    $  32,321
                                                              =========    =========    =========       =========    =========

O.     Ratio of Earnings to Fixed Charges (E/D)                     4.3          4.5          3.9             3.1          2.2
                                                              =========    =========    =========       =========    =========
P.     Ratio of Earnings to Fixed Charges and
       Preferred Dividends (E/N)                                    3.9          4.2          3.5             2.7          2.1
                                                              =========    =========    =========       =========    =========

(1) Reflects SFAS No. 150, titled Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, reclassification of $208,750 in preferred stock dividends to interest expense for the quarter ended September 30, 2003.

(2) The percentage of rent included in the fixed charges calculation is a reasonable approximation of the interest factor.